IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

NAME OF SUBSCRIBER:______________________________________.

To:    Perma-Fix Environmental Services, Inc.
         1940 Northwest 67th Place
         Gainesville, Florida 32653

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

SUBSCRIPTION AGREEMENT

1.  Offering. Perma-Fix Environmental Services, Inc., a Delaware corporation (the "Company") desires to offer a minimum of 1,500,000 and a maximum of 5,000,000 units (the "Units"), in a private placement (the "Offering") on the terms and conditions set forth in this Subscription Agreement (the "Agreement"). Each Unit consists of one share of Common Stock of the Company, par value $.001 per share (the "Common Stock"), and one warrant to purchase Common Stock (a "Warrant"). Each Warrant entitles the Holder thereof to purchase one share of Common Stock of the Company for $1.75. The Warrants are in the form included in the Warrant Agreement (the "Warrant Agreement") attached as Exhibit B to the Company's Confidential Private Placement Memorandum, dated April 2001 (such memorandum, together with all amendments and supplements thereof and annexes and exhibits thereto, the "Memorandum").

     1.1  Placement Agent. One or more entities (the "Placement Agent") is or have been retained by the
            Company as a non-exclusive placement agent for the offer and sale of the Units pursuant to the terms of this Memorandum Offering on a "best efforts" basis.

     1.2  Termination of Offering. This Offering will expire on the earlier to occur of (a) May 31, 2001 (the
            "Termination Date"), or (b) the sale of all Units offered hereby. If subscriptions for the minimum offering of 1,500,000 Units are not received by the Termination Date and the Preferred Stock
            Restructuring (as defined in paragraph 1.3.2 below) has not been completed by the Termination
            Date, the Offering will terminate and all funds will be returned by the Escrow Agent, without any deduction or interest, as soon as practicable thereafter. Notwithstanding the foregoing, the Company reserves the right to terminate this Offering and cancel this Agreement at any time even if all conditions to Closing have been satisfied.

     1.3  Conditions to Closing. Unless the following conditions have been satisfied prior to the
            Termination Date, the Offering will terminate, and the Company's proposed sale of the Units to the undersigned pursuant to the terms of this Agreement will not be completed:

           1.3.1  The Company must have received and approved subscriptions for the purchase of at least 1,500,000 Units (the "Minimum Offering"). The number of Units represented by any promissory notes delivered in partial consideration of the subscription price of the

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                     Units pursuant to paragraph 3.1 of this Agreement will not be included in determining whether the Minimum Offering has been reached until such promissory notes have been paid in full;

           1.3.2  The Preferred Stock Restructuring (as defined in this paragraph) must have been completed. As of April 2, 2001, RBB Bank Aktiengesellschaft ("RBB Bank") owned all shares of the Company's outstanding classes of Preferred Stock. The Company and RBB Bank have an oral agreement in principal whereby RBB Bank will, among other things, convert a portion of RBB Bank's outstanding Preferred Stock into
                     Common Stock and/or exchange all of RBB Bank's remaining Preferred Stock for a new class of Preferred Stock. Such conversion and/or exchange is referred to as the
                     "Preferred Stock Restructuring." There are no assurances that the Company will be able to complete the Preferred Stock Restructuring; and

          1.3.3  The Company has received from the NASDAQ approval of the NASDAQ of the listing of the Common Stock included in the units and the Common Stock issuable upon exercise of the Warrants included in the units ("NASDAQ Listing Approval").

2.  Subscription.

     2.1  Agreement to Purchase. The undersigned, intending to be legally bound, hereby irrevocably subscribes for and agrees to purchase the number of Units indicated on page 11 of this
           Agreement, on the terms and conditions described in this Agreement and in the Memorandum.
           The undersigned has previously received and reviewed the Memorandum.

     2.2  Acceptance/Rejection of Subscription. The Company's acceptance of the undersigned's subscription will be evidenced by the Company's execution of this Agreement. The Company reserves the right to reject this subscription for the Units in whole or part, at its sole discretion, at any time prior to the Closing (as defined in paragraph 3.2 hereof), notwithstanding prior receipt by the undersigned of notice of acceptance of the undersigned's subscription.

     2.3  Revocation. The undersigned may revoke this subscription by a written notice of revocation sent by certified or registered mail, return receipt requested, which must be received by the
            Company at its corporate headquarters at least two business days prior to the Closing.

     2.4  Termination of Agreement. If the Company rejects this subscription, or if the sale of the
            Units subscribed for by the undersigned is not consummated by the Company for any reason
            (in which event this Agreement will be deemed to be rejected), this Agreement and any other agreement entered into between the undersigned and the Company relating to this subscription will thereafter have no force or effect, and the Company will promptly return or cause to be returned to the undersigned the purchase price remitted to the Company by the undersigned, without interest.

3.  Payment of Purchase Price; Escrow. The purchase price to be remitted to the Company in exchange for the Units is $1.75 per Unit (the "Subscription Price"). Payment for the Units must be made by bank or certified check or wire transfer to an escrow account established by the Escrow Agent (as defined in paragraph 3.3 hereof) in accordance with the instructions of the Company, together with an executed copy of this Agreement and any other required documents. The Escrow Agent will hold all funds received from subscribers in a non-interest bearing account.

     3.1  Subscribers of $3 Million of Units. If the total Subscription Price for the number of Units which the undersigned has agreed to purchase under this Agreement is at least $3 million, then undersigned, with the written approval of the Company, may pay two-thirds (2/3 rds) of the total Subscription
            Price in cash and one-third (1/3rd) of the total Subscription Price by delivery to the Company of a duly executed promissory note in the principal amount equal to one-third (1/3rd) of the

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            total Subscription Price. The promissory note must be in the form attached as Exhibit C to the
            Memorandum. The promissory note is non-interest bearing and provides that the principal
            balance of the promissory note is due in full on or before 60 days following Closing. No partial             payments of the promissory note will be accepted. The number of Units represented by any promissory note will not be included in determining whether the Minimum Offering has been reached until the promissory note is paid in full.

     3.2  Closing. The closing (the "Closing") of the subscription contemplated by this Agreement, following the acceptance by the Company of this Agreement, will take place at the offices of
            _________________________________________or such other place as determined by the Company, on such date as is set by the Company.

     3.3  Escrow. SunTrust Bank, a Georgia Banking Corporation, and/or such other escrow agents selected by a Placement Agent to hold the proceeds received due to the placement of units by that particular Placement Agent and approved in writing the Company (individually the
            "Escrow Agent" and collectively the "Escrow Agents") will hold all of the proceeds from the
            Offering until subscriptions for the Minimum Offering (at least 1,500,000 Units representing gross proceeds of approximately $2,531,250.00) have been received by the Escrow Agents and accepted by the Company and has received written notice from the Company that the conditions to closing set forth in Sections 1.3.2 and 1.3.3 have been complied with. The number of Units and the amount of gross offering proceeds represented by any promissory note delivered pursuant to paragraph 3.1 of this Agreement will not be included in determining whether the Minimum Offering has been reached until such promissory note is paid in full.
            When the Company notifies the Escrow Agents that subscriptions for the minimum number of Units have been accepted and the other conditions to closing set forth in Section 1.3.2 and 1.3.3. hereof have been complied with, the Escrow Agents will release the subscription funds to the Company and, as soon as practicable thereafter, the Company will deliver certificates for the Units to the purchasers. If the Company thereafter accepts additional subscriptions, these procedures will be repeated on one or more occasions (each, a "Closing").

     3.4  Delivery of Units. Within 10 business days after the Closing of the purchase and sale of the
            Units subscribed to by the undersigned, the Company will issue and deliver to the undersigned the certificates for the Units to be issued and sold to the undersigned, duly registered in the undersigned's name after payment in full by the undersigned of the aggregate purchase price of the Units. Notwithstanding the foregoing, if the undersigned, with the written approval of the Company, has delivered a promissory note in partial payment of the
            Subscription Price pursuant to Section 3.1 hereof, the Company will issue and deliver to the undersigned 2/3rds of the Units subscribed for within 10 business days after the Closing. Upon payment in full of the promissory note, the Company will issue and deliver to the undersigned, within 10 business days therefrom, the remaining Units to be issued and sold to the undersigned.
            If the undersigned fails to pay the promissory note in full on or before its stated maturity date, the remaining Units will not be issued to the undersigned, the undersigned's subscription as to the remaining Units will be terminated, and the promissory note will be cancelled.

4.  Registration Rights.

     4.1  Registration. The Company hereby agrees to use reasonable efforts to file a Form S-3
            Registration Statement or such other suitable registration statement acceptable to the Company
            (the "Registration Statement") with the Securities and Exchange Commission ("SEC") within
            150 days following the last Closing under the Offering to register the Common Stock included in the Units and the Common Stock issuable upon exercise of the Warrants included in the
            Units (together, the "Registrable Securities") under the Securities Act of 1933, as amended
            (the "Act"), and the Company will use reasonable efforts to cause such registration to become

A3

            effective within 90 days following the filing of the Registration Statement with the SEC and to remain effective for six months after the effective date of the Registration Statement; provided that the Company will not file any such Registration Statement within 60 days following the last Closing. The Company will in connection therewith use reasonable efforts to also register and qualify the Registrable Securities under the Blue Sky laws of such jurisdictions as the
            Company reasonably determines are necessary. The obligation of the Company under this
            Section 4.1 will be limited to one registration statement. The Company will pay the expenses described in Section 4.3 for the Registration Statement filed pursuant to this Section 4.1, except for underwriting discounts and commissions and legal fees of the holders of the
            Units (the "Holders"), which shall be borne by such Holders.

     4.2  Registration Procedures. To effect the registration of Registrable Securities under the Act pursuant to the provisions of Section 4.1, the Company will:

            4.2.1  Prepare and file with the SEC the Registration Statement with respect to the Registrable
                      Securities within 150 days following the final Closing, and use reasonable efforts to cause such registration statement to become effective within 90 days following its filing (but not less than 60 days after the last Closing) and cause the same to remain effective for six months following its effective date;

           4.2.2  Prepare and file with the SEC such amendments to the Registration Statement and supplements to the prospectus contained therein and post-effective amendments thereto as may be necessary to keep the Registration Statement effective for a period of six months;

          4.2.3  Furnish to the Holders participating in such registration such reasonable number of copies of the Registration Statement, preliminary prospectus, final prospectus and such other documents as may reasonably requested by such Holders;

          4.2.4  Use reasonable efforts to register or qualify the securities covered by the Registration
                    Statement under such state securities or Blue Sky laws of such jurisdictions as the
                    Company may reasonably determine as necessary within 30 days following the original filing of the Registration Statement, except that the Company will not for any purpose be required to execute a general consent as to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified to do business; provided that the Company will execute a Form U-2 Consent to Service of
                    Process where required by the Blue Sky laws of a particular state;

          4.2.5  Notify the Holders promptly when the Registration Statement has become effective or when supplements thereto are filed;

          4.2.6  Notify the Holders promptly of any material requests by the SEC related to the
                    Registration Statement's effectiveness;

          4.2.7  Prepare and file with the SEC, promptly upon the request of any Holder, any amendments or supplements to such Registration Statement or prospectus which, in the opinion of counsel for such Holder (and concurred in by counsel for the Company), is required under the Act or the rules and regulations thereunder in connection with the distribution of Common Stock by such Holder; and

          4.2.8  Advise such Holders, promptly after it will receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such
                    Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

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     4.3  Expenses.

            4.3.1  With respect to the registration pursuant to Section 4.1 hereof, all fees, costs and expenses of and incidental to such registration and public offering (as specified in paragraph 4.3.2 below) in connection therewith will be borne by the Company, provided, however, that any Holders participating in such registration will bear their pro rata share of the underwriting discount and commissions, if any, and transfer taxes.

           4.3.2   The fees, costs and expenses of registration to be borne by the Company as provided in paragraph 4.3.1 are the following: all registration, filing, and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, and all legal fees and disbursements and other expenses of complying with state securities or Blue Sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified
                      (except as provided in 4.3.1 above). Fees and disbursements of counsel and accountants for the selling Holders and any other expenses incurred by the selling Holders not expressly included above will be borne by the selling Holders.

     4.4  Indemnification.

            4.4.1  The Company will indemnify and hold harmless each Holder of Registrable Securities which are included in the Registration Statement pursuant to the provisions of paragraph
                      4.1 hereof, its directors and officers, and any underwriter (as defined in the Act) for such
                      Holder and each person, if any, who controls such Holder or such underwriter within the meaning of the Act, from and against, and will reimburse such Holder and each such underwriter and controlling person with respect to, any and all loss, damage, liability, cost and expense to which such Holder or any such underwriter or controlling person may become subject under the Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expenses arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Holder, such underwriter or such controlling person in writing specifically for use in the preparation thereof.

            4.4.2  Each Holder of Registrable Securities included in a registration pursuant to the provisions of paragraph 4.1 hereof will indemnify and hold harmless the Company, its directors and officers, any controlling person and any underwriter from and against, and will reimburse the
                      Company, its directors and officers, any controlling person and any underwriter with respect to, any and all loss, damage, liability, cost or expense to which the Company or any controlling person and/or any underwriter may become subject under the Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such
                      Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue

A5

                      statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by or on behalf of such Holder specifically for use in the preparation thereof.

            4.4.3  Promptly after receipt by an indemnified party of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph 4.4.1 or 4.4.2, as the case may be, promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof; or, if there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified parties, as a whole, have the right to select one separate counsel to participate in the defense of such action on behalf of such indemnified parties. After notice from the indemnifying parties to such indemnified party of their election so to assume the defense thereof, the indemnifying parties will not be liable to such indemnified parties pursuant to the provisions of said paragraph 4.4.1 or 4.4.2 for any legal or other expense subsequently incurred by such indemnified parties in connection with the defense thereof other than reasonable costs of investigation, unless (a) the indemnified parties will have employed counsel in accordance with the provisions of the preceding sentence, (b) the indemnifying parties will not have employed counsel to represent the indemnified parties within a reasonable time after the notice of the commencement of the action or (c) the indemnifying party has authorized, in writing, the employment of counsel for the indemnified party at the expense of the indemnifying parties.

     4.5  Form S-3. The Company represents and Warrants that the Company is, as of the date hereof, eligible to use Form S-3 to register its securities for sale in a secondary offering of the
            Company's securities for the account of selling shareholders; provided any shareholder offering the Company's securities under a Form S-3 registration statement must satisfy applicable prospectus delivery requirements and other requirements of the Act.

5.  Investor Representations and Warranties. The undersigned hereby acknowledges, represents and Warrants to, and agrees with, the Company and its affiliates as follows:

     5.1  Investment Intent. The undersigned is acquiring the Units for his own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part and no other person has a direct or indirect beneficial interest in such Units. Further, the undersigned does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Units for which the undersigned is subscribing;

     5.2  Authority. The undersigned has full power and authority to enter into this Agreement, the execution and delivery of this Agreement has been duly authorized, if applicable, and this
            Agreement constitutes a valid and legally binding obligation of the undersigned;

     5.3  Investment Representations. The undersigned acknowledges his understanding that the offering and sale of the Units is intended to be exempt from registration under the Act by virtue of
            Section 4(2) and the provisions of Regulation D promulgated thereunder ("Regulation D").

A6

            In furtherance thereof, the undersigned represents and Warrants to and agrees with the
            Company and its affiliates as follows:

            (a)  The undersigned realizes that the basis for the exemption may not be present if, notwithstanding such representations, the undersigned has in mind merely acquiring the Units for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise.  The undersigned does not have any such intention;

            (b)  The undersigned has the financial ability to bear the economic risk of his investment, has adequate means for providing for current needs and personal contingencies and has no need for liquidity with respect to an investment in the Company;

            (c)  ___________________________________ (insert name of Purchaser Representative:
                   if none, so state) has acted as the undersigned's Purchaser Representative for purposes of the private placement exemption under the Act. If the undersigned has appointed a Purchaser
                  Representative (which term is used herein with the same meaning as given in Rule 501(h) of
                  Regulation D), the undersigned has been advised by such Purchaser Representative as to the merits and risks of an investment in the Company in general and the suitability of an investment in the Units for the undersigned in particular; and

           (d) The undersigned (together with the Purchaser Representative(s), if any) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the Units. If other than an individual, the undersigned also represents it has not been organized as a trust for the purpose of acquiring the Units.

     5.4  Investor Questionnaire. The information in the Investor Questionnaire completed and executed by the undersigned in the form of the Investor Questionnaire included as Exhibit E to the
            Memorandum (the "Investor Questionnaire") is accurate and true in all respects and the undersigned is an "accredited investor," as that term is defined in Rule 501 of Regulation D.

     5.5  Due Diligence. The undersigned and the Purchaser Representative, if any:

            (a)  Have been furnished for a reasonable period of time prior to the date hereof with a copy of the Memorandum and any documents which may have been made available upon request
            (collectively with this Agreement, the "Investment Materials") and the undersigned or the Purchaser
            Representative(s) have carefully read and evaluated the Investment Materials and understand the risks involved in an investment in the Units, including the risks set forth under the section titled
            "Risk Factors" in the Memorandum and the considerations set forth in the Investment Materials, and have relied solely (except as indicated in subsections (b) and (c) below) on the information contained in the Investment Materials (including all exhibits thereto);

            (b)  Have been provided an opportunity, for a reasonable period of time prior to the date hereof, to obtain additional information concerning the Offering of the Units, the Company and all other information to the extent the Company possesses such information or can acquire it without unreasonable effort or expense;

             (c)  Have been given the opportunity, for a reasonable period of time prior to the date hereof, to ask questions of and receive answers from, the Company or its representatives concerning the terms and conditions of the Offering of the Units and other matters pertaining to an investment therein, and have been given the opportunity for a reasonable period of time prior to the date hereof to obtain such additional information necessary to verify the accuracy of the

A7

              information contained in the Investment Materials or that which was otherwise provided in order to evaluate the merits and risks of a purchase of the Units;

            (d)  Have not been furnished with any oral representation or oral information in connection with the Offering of the Units which is not contained in the Investment Materials; and

            (e)  Have determined that the Units are a suitable investment for the undersigned and that at this time the undersigned could bear a complete loss of such investment.

     5.6  No Reliance; Purchaser Representative. The undersigned is not relying on the Company, or its affiliates with respect to economic considerations involved in an investment in the Units.
            The undersigned has relied on the advice of, or has consulted with only those persons, if any, named as Purchaser Representative(s) herein and in the Investor Questionnaire. Each
            Purchaser Representative is capable of evaluating the merits and risks of an investment in the
            Units on the terms and conditions set forth in the Investment Materials and each Purchaser
            Representative has disclosed to the undersigned in writing (a copy of which is annexed to this Agreement) the specific details of any and all past, present or future relationships, actual or contemplated, between the Purchaser Representative (or related party) and the Company or any affiliate or subsidiary thereof.

     5.7  Restrictions on Transfer. The undersigned represents, Warrants and agrees that he will not sell or otherwise transfer the Units without registration under the Act or an exemption therefrom and fully understands and agrees to bear the economic risk of any purchase because, among other reasons, the Units, the Common Stock and Warrants comprising the
            Units, and the Common Stock issuable upon exercise of the Warrants have not been registered under the Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless, inter alia, they are subsequently registered under the Securities Act and under the applicable securities laws of such states or an exemption from such registration is available. In particular, the undersigned is aware that the Units are "restricted securities," as such term is defined in
            Rule 144 promulgated under the Act ("Rule 144"), and they may not be sold pursuant to
            Rule 144 unless all of the conditions of Rule 144 are met. The undersigned also understands that, except as otherwise provided herein, the Company is under no obligation to register the Units, the Common Stock and Warrants comprising the Units, and the
            Common Stock issuable upon exercise of the Warrants on the undersigned's behalf or to assist the undersigned in complying with any exemption from registration under the Act or applicable state securities laws. The undersigned further understands that U. S.
            securities laws, applicable state securities laws, and the provisions of this Agreement further restrict sales or transfers of the Units and the underlying securities.

     5.8  Representations. No representations or warranties have been made to the undersigned by the Company, or any officer, employee, agent, affiliate or subsidiary of the Company, other than the representations of the Company contained herein and in the Investment
            Materials, and in subscribing for Units the undersigned is not relying upon any repre-
            sentations other than those expressly contained herein or in the Investment Materials.

     5.9  Financial Information. Any information which the undersigned has heretofore furnished to the Company with respect to his financial position and business experience is correct and complete as of the date of this Agreement and if there should be any material change in such information the undersigned shall immediately furnish such revised or corrected information to the Company.

    5.10  Restrictive Legends. The undersigned understands and agrees that the certificates for the
             Common Stock and Warrants comprising the Units will bear, substantially, the following legend until (a) such securities will have been registered under the Act and effectively been disposed of in accordance with an effective registration statement; or (b) in the opinion of

A8

             counsel for the Company such securities may be sold without registration under the Act, as well as any applicable "Blue Sky" or state securities laws:

    THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT
    BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
    AMENDED (THE "ACT"), AND ARE SUBJECT TO RESTRICTIONS ON
    TRANSFERABILITY AS SET FORTH IN THIS CERTIFICATE. THE
    SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD,
    PLEDGED, HYPOTHECATED, ASSIGNED, TRANSFERRED OR OTHER-
    WISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE
    REGISTRATION STATEMENT UNDER THE ACT WHICH IS CURRENT
    WITH RESPECT TO THESE SECURITIES OR PURSUANT TO A SPECIFIC
    EXEMPTION FROM REGISTRATION UNDER THE ACT BUT ONLY
    UPON A HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN
    OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO COUNSEL
    FOR THE COMPANY, TO THE EFFECT THAT THE PROPOSED DISPOSI-
    TION MAY BE EFFECTUATED WITHOUT REGISTRATION UNDER
    THE ACT."

     5.11  Speculative Investment. The undersigned understands that an investment in the Units is a speculative investment that involves a high degree of risk and the potential loss of the entire investment.

     5.12  Overall Commitments. The undersigned's overall commitment to investments that are not readily marketable is not disproportionate to the undersigned's net worth, and an investment in the Units will not cause such overall commitment to become excessive.

     5.13  Survival. The representations, warranties and agreements of the Undersigned set forth in this
              Agreement will survive the Closing.

6.  Indemnity. The undersigned agrees to indemnify and hold harmless the Company, its officers and directors, employees and its affiliates and each other person, if any, who controls any thereof, against any loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty or breach or failure by the undersigned to comply with any covenant or agreement made by the undersigned herein or in any other document furnished by the undersigned to any of the foregoing in connection with this transaction.

7.  Modification. Neither this Agreement nor any provisions hereof will be modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

8.  Notices. Any notice, demand or other communication which any party hereto may be required, or may elect, to give to anyone interested hereunder will be sufficiently given if (a) deposited, postage prepaid, in a United States mail letter box, registered or certified mail, return receipt requested, addressed to such address as may be given herein, or (b) delivered personally at such address.

9.  Counterparts. This Agreement may be executed through the use of separate signature pages or in any number of counterparts (and by facsimile signature), and each of such counterparts will, for all purposes, constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart.

10.  Binding Effect. Except as otherwise provided herein, this Agreement will be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns. If the undersigned is more than one person, the obligation of the undersigned will be joint and several and the

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agreements, representations, warranties and acknowledgments herein contained will be deemed to be made by and be binding upon each such person and his heirs, executors, administrators and successors.

11.  Entire Agreement. This Agreement and the documents referenced herein contain the entire agreement of the parties and there are no representations, covenants or other agreements except as stated or referred to herein and therein.

12.  Assignability.  This Agreement is not transferable or assignable by the undersigned.

13.  Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles.

14.  Pronouns. The use herein of the masculine pronouns "he", "him" or "his" or similar terms will be deemed to include the feminine and neuter genders as well and the use herein of the singular pronoun will be deemed to include the plural as well.

15.  Blue Sky Legends.

FOR NEW YORK RESIDENTS:

THIS MEMORANDUM HAS NOT BEEN REVIEWED BY THE ATTORNEY GENERAL PRIOR TO ITS ISSUANCE AND USE. THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

FOR NEW JERSEY RESIDENTS:

THESE SECURITIES HAVE NOT BEN APPROVED OR DISAPPROVED BY THE BUREAU OF SECURITIES OF THE STATE OF NEW JERSEY NOR HAS THE BUREAU PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

FOR FLORIDA RESIDENTS:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE STATE OF FLORIDA BUT WILL BE ISSUED IN RELIANCE ON AN EXEMPTION FROM REGISTRATION SET FORTH IN SECTION 517.07(1) OF THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT.

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ALL SUBSCRIBERS MUST COMPLETE THIS PAGE

IN WITNESS WHEREOF, the undersigned has executed this Agreement on the _____ day of ________, 2001.
________________________ Units Subscribed For	X	$ ______________ Per Unit	=	$___________________ Purchase Price

__________________________________________

Manner in which Title is to be held (Please Check One):
1.	☐	Individual	7.	☐	Trust/Estate/Pension or Profit Sharing Plan Date Opened:
2.	☐	Joint Tenants with Right of Survivorship	8.	☐	As a Custodian for Under the Uniform Gift to Minors Act of the State of
3.	☐	Community Property	9.	☐	Married with Separate Property
4.	☐	Tenants in Common	10.	☐	Keogh
5.	☐	Corporation/Partnership/ Limited Liability Company	11.	☐	Tenants by the Entirety
6.	☐	IRA

INDIVIDUAL SUBSCRIBERS MUST COMPLETE PAGE 12.

SUBSCRIBERS WHICH ARE ENTITIES MUST COMPLETE PAGE 13.

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EXECUTION BY INDIVIDUAL SUBSCRIBERS

Exact Name in Which Title is to be Held:
Name: ____________________________________ (Please Print)	Name of Additional Purchaser: ____________________________________ (Please Print)
Residence: ____________________________________| Number and Street	Address of Additional Purchaser: ____________________________________ Number and Street
____________________________________ City, State and Zip Code	_____________________________________ City, State and Zip Code
_____________________________________ Social Security Number	_____________________________________ Social Security Number
___________________________________ (Signature)	_____________________________________ (Signature)

      ACCEPTED this ______ day of ________________, 2001 on behalf of the Company.

PERMA-FIX ENVIRONMENTAL SERVICES, INC., a Delaware corporation

By:______________________________
     Dr. Louis F. Centofanti, President and
     Chief Executive Officer

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EXECUTION BY SUBSCRIBER WHICH IS AN ENTITY

 (Corporation, Partnership, Limited Liability Company, Trust, Etc.)

Name of Entity (Please Print): ____________________________________________________________

State of Incorporation or Organization:_____________________________________________________

State of Principal Offices:________________________________________________________________

Federal Taxpayer Identification Number:____________________________________________________

                                                             By__________________________________________________

                                                                  Print Name:________________________________________

                                                                  Title:_____________________________________________

[seal]

Attest:

      (If Entity is a Corporation)

                                                            Address:_____________________________________________

                                                                          _____________________________________________

                                                                          _____________________________________________

                                                           Taxpayer Identification Number:____________________________

     ACCEPTED this ______ day of ________________, 2001 on behalf of the Company.

PERMA-FIX ENVIRONMENTAL SERVICES, INC., a Delaware corporation

By:_______________________________
     Dr. Louis F. Centofanti, President and
     Chief Executive Officer

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